AMENDMENT TO DISTRIBUTION AGREEMENT

THIS AMENDMENT TO DISTRIBUTION AGREEMENT (this “Amendment”), effective as of August 19, 2025, by and among Unified Series Trust (the “Trust”) and Ultimus Fund Distributors, LLC (“Distributor”).

WHEREAS, the Trust and the Distributor entered into that certain Distribution Agreement dated July 1, 2025 (the “Agreement”); and

WHEREAS, the Trust and the Distributor desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties agree as follows:

1.	Amendments.

(a)	Effective August 19, 2025, Schedule A to the Agreement hereby is deleted in its entirety and replaced with Schedule A attached hereto, as the same may be amended from time to time.

(b)	Effective August 19, 2025, Schedule B-1 to the Agreement hereby is deleted in its entirety and replaced with Schedule B-1 attached hereto, as the same may be amended from time to time.

2.	Miscellaneous.

(a)	Except as amended hereby, the Agreement shall remain in full force and effect.

(b)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

UNIFIED SERIES TRUST		ULTIMUS FUND DISTRIBUTORS, LLC

By:	/s/ Martin R. Dean	By:	/s/ Kevin Guerette
Print Name: Martin R. Dean		Print Name: Kevin Guerette
Title: President		Title: President
Date:		Date:

SCHEDULE A

TO THE DISTRIBUTION AGREEMENT
BETWEEN
UNIFIED SERIES TRUST
AND
ULTIMUS FUND DISTRIBUTORS, LLC

FUND PORTFOLIOS

Absolute Capital Opportunities Fund
Absolute Convertible Arbitrage Fund
Absolute Flexible Fund
Absolute CEF Opportunities

Appleseed Fund

Auer Growth Fund

Channel Income Fund

Crawford Large Cap Dividend Fund
Crawford Small Cap Dividend Fund
Crawford Multi-Asset Income Fund

Dean Mid Cap Value Fund
Dean Small Cap Value Fund
Dean Equity Income Fund

Efficient Enhanced Multi-Asset Fund

FI Institutional Group Fund Family:
FI Institutional Group Stock Fund for Retirement Plans
FI Institutional Group Fixed Income Fund for Retirement Plans
FI Institutional Group ESG Stock Fund for Retirement Plans
FI Institutional Group ESG Fixed Income Fund for Retirement Plans

LCAM Total Return Fund
LCAM Strategic Income Fund

Q India Equity Fund

Standpoint Multi-Asset Fund

Tactical Multi-Purpose Fund

SCHEDULE B-1

TO THE DISTRIBUTION AGREEMENT
BETWEEN UNIFIED SERIES TRUST
AND
ULTIMUS FUND DISTRIBUTORS, LLC

FEES

REDACTED PROPRIETARY